EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules Fourth-Quarter 2019 Earnings Release and Conference Call
TULSA, OK - January 13, 2020 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report fourth-quarter 2019 financial and operating results after the market close on Wednesday, February 12, 2020, and will host a conference call on Thursday, February 13, 2020, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 2388743 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on Thursday, February 13, 2020 through Thursday, February 20, 2020. Participants may access this replay by dialing 855.859.2056, using conference code 2388743.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com